EXHIBIT 10.26

PROMISSORY NOTE

For value received on January 1, 2000, Earle S. Humphreys (hereinafter "Executive") promises to pay to the order of Cabletron Systems, Inc., or any of its subsidiaries (hereinafter "Company" or "Cabletron"), the principal sum of $125,000 Dollars (the "Loan Amount"). The outstanding principal amount of this Note shall be payable at 35 Industrial Way, Rochester New Hampshire, 03866, on the earlier of: (i) two years from the above stated date; and (ii) as described in the following sentence. Upon any sale by the Executive of any shares of Cabletron common stock within two years following the date of this Promissory Note, the Executive shall repay Cabletron an amount equal to the net proceeds of the sale (after tax) or the total remaining unpaid principal (taking into account any forgiveness that has occurred pursuant to the following paragraph), whichever is less.

Upon completion one year of continuous employment by the Executive from the date of this Promissory Note, Cabletron shall forgive the lesser of (i) 25 percent of the Loan Amount; and (ii) the remaining unpaid principal. Upon completion of two years of continuous employment by the Executive from the date of this Promissory Note, Cabletron shall forgive the lesser of (i) 75 percent of the Loan Amount; and (ii) the remaining unpaid principal. Any amount of this Note forgiven by the Company will be reported to the Executive as taxable wages.

In the event: (i) the Executive's employment with Cabletron is terminated by the Company without cause, or (ii) the death of the Executive, the entire remaining unpaid principal shall be forgiven. "Cause" shall mean a criminal felony, crimes of moral turpitude, deliberate harm of Cabletron, including fraud or embezzlement, and gross and repeated failure (after written notice) to perform Executive's duties.

To secure Executive's prompt, punctual and faithful performance of each of Executive's obligations under this Note, Executive hereby assigns to Cabletron all rights of Executive to property, monies and credits for which Cabletron is obligated to Executive, and which is in the possession of Cabletron or any affiliate or subsidiary at the time of default by Executive under this Note and at any time after such default, which property, monies and credits shall include, without limitations, salary, bonuses, vacation pay, and insurance proceeds. The term "Collateral" shall refer to all interest of Executive assigned to Cabletron pursuant to this paragraph.

In the event of a default by Executive under this Note, Cabletron shall be permitted to apply the Collateral toward the Executive's liabilities under this Note, and Executive hereby waives notice of nonpayment, demand, presentment, protest and all forms of demand and notice. The Executive shall remain liable to Cabletron for any deficiency remaining following such applications.

This Note shall be in default upon the occurrence of any of the following:

  Executive fails to pay all principal owed under this Note when due, and such failure continues uncured for fifteen (15) days;
  The Executive shall (i) admit in writing his inability to pay his debts generally as they become due, (ii) file a petition to answer seeking reorganization or arrangement of the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof, or any other jurisdiction, (iii) make an assignment or other arrangement for the benefit of his creditors generally, (iv) consent to the appointment of a receiver of himself, or (v) have an order for relief in bankruptcy entered against or with respect to him, provided such order shall not be vacated, set aside or stayed within thirty (30) days after the date of entry thereof.

If this Note is in default, the entire outstanding principal balance on this Note shall become immediately due and payable, without further notice. Should any part of the principal amount be collected after default by law or through an attorney-at-law, the Company shall be entitled to collect from the Executive, in addition to the default amount, all attorney fees, together with all other costs of collection.

All rights, powers, and remedies provided for herein are cumulative and nonexclusive. The failure or delay of the holder to exercise a right, power, or remedy hereunder shall not operate as a waiver thereof of the same or any other right, power, or remedy on any future occasion.

This Note, and all rights, powers, remedies and obligations arising from this Note, shall be construed according to and governed by the laws of the State of New Hampshire.

IN WITNESS WHEREOF, the Executive has hereunto set his hand and seal effective the date first above written

Executive	Cabletron Systems, Inc.
/s/Earle S. Humphreys	/s/Piyush Patel
Earle S. Humphreys	Piyush Patel
CEO and President
________________________________	________________________________
Date	Date